EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 23, 2006, accompanying the financial statements and schedule included in the Annual Report of Insignia Systems, Inc. on Form 10-K, for the year ended December 31, 2005 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

August 10, 2006